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                                                                EXHIBIT 10.1

                               BTA MANAGEMENT AND
                        CONSTRUCTION SERVICES AGREEMENT

         THIS Agreement ("Agreement") dated as of July 1, 1996, is made by and between MERCURY, INC., a Louisiana corporation ("MI"), and MERETEL COMMUNICATIONS, LIMITED PARTNERSHIP, a Louisiana partnership in commendum ("MC").

                                   WITNESSETH

         WHEREAS, MC won the Block C auction held by the Federal Communications Commission (the "FCC") to construct a personal communications service ("PCS") system operating on Frequency Block C (the "System") to nerve various basic trading areas ("BTAs") specified by the FCC including the following: BTA #034 - Beaumont, BTA #236 - Lafayette parishes, and BTA #265 - Lufkin (the "Territory").

         WHEREAS, MC desires to enter into an agreement for the construction, management and operation of the System in the Territory, at all times subject to oversight, review, supervision and control by MC;

         WHEREAS, MI has the necessary experience, resources and expertise pertinent to PCS system to provide the services contemplated by this Agreement for the construction, management and operation of the System and the provision by the System of quality PCS service to the public; and

         WHEREAS, all of the foregoing and all of the agreements between the parties herein shall be subject to FCC and other regulatory approvals, if any, as required by law.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         1.1 Initial Construction - Construction as proposed by MC's equipment vendor/consultant to meet the first phase of the buildout of the System as submitted by MC.

         1.2 System Design - The RF and network plan of implementation as submitted by MC.

         1.3 Additional Construction - Construction as submitted by MC to provide additional or fill-in coverage or capacity after the first phase of the buildout of the System.

         1.4 Operating License - Authority to operate the System as granted by the FCC.





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                              CONSTRUCTION SERVICE

         1.5     GENERAL

         (a) Subject to MC's oversight and control, MI shall manage and supervise: (i) the Initial Construction of the System in the Territory in accordance with the System Design; and (ii) such Additional Construction as may be necessary to expand the System in the Territory to satisfy the requirement of the FCC's rules and to meet demand in the Territory in accordance with the System Design. MI shall use its best efforts to devote such time and resources to construction of the System in the Territory as may reasonably be necessary for completion of construction of the Initial System within eighteen (18) months after grant of the Operating License ("Initial Construction Completion Date") by the FCC.

         1.6 DESIGN DEVELOPMENT AND SYSTEM CONSTRUCTION. MI, subject to MC's supervision, shall be responsible for the competent, business like and timely management and supervision of all activities integral to the construction of the System in the Territory, including, but not limited to, the following:

         (i) review of the System Design proposed by MC, and, if MI recommends modifying the System Design, developing for MC's consideration and approval a new System Design, including, but not limited to, development of a cell configuration, formulation of a frequency plan, analysis of propagation characteristics, projection of the probable volume and location of demand, allocation of system capacity, and selection of control point, base station, and business office sites;

         (ii) negotiation as agent for MC of such leases, options and contracts and the securing of such third party consents and agreements, including the entering into as agent for MC of such purchase agreements, leases or contracts, as may be necessary to permit the full use of the control point, base station, and business office sites selected;

         (iii) secure as agent for MC such zoning or other necessary governmental approvals as may be required to permit the use of the control point, base station, and business office sites selected and acquired;

         (iv) if requested by MC, preparation of proposed modifications to the Operating License for MC's review, prior approval and execution and, as agent for MC, securing FCC approval of any FCC applications for such modifications to be filed by MC, and securing as agent for MC such Federal Aviation Administration ("FAA") approvals as may be required for tower and antenna placements and heights;





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         (v)     preparation of control point, base station, and business
                 office sites, including construction and/or modifications of radio towers and buildings, if needed, to house switching and base station equipment, construction and/or improvement of access roads, and installations of such security facilities as may be necessary to meet FCC, vendor and/or sound business requirements.

         (vi) installation of switching and base station equipment and such other facilities as may be necessary or appropriate for the operation of such equipment and the System in the Territory or, to the extent appropriate to or required by the System Design, the negotiation and execution, as agent for MC, and subject to MC's prior approval, of such agreements as are necessary to obtain use of the joint or shared switching facilities of any other existing or planned PCS systems, provided that such planned system will become operational by such date as to allow the timely commencement of operations of the System; and

         (vii) if requested by MC, the preparation and filing of any applications necessary to obtain the Operating License from the FCC for the Territory.

         (viii) coordinate with other contractors providing similar services to MC for other BTAs included in the System but outside the Territory.

         1.7 INTERCONNECTION. MC may direct and in such event MI shall be responsible for negotiating, as agent for MC, with such local exchange telephone company or companies as MI may deem appropriate, the terms and conditions by which the System in the Territory will be interconnected to the local exchange switched telephone network and/or to the facilities of one or more interexchange common carriers, and shall supervise and manage such interconnections.

                                  ARTICLE II.

                            MANAGEMENT AND OPERATION

         2.1 GENERAL. Subject to MC's oversight and control, MI shall manage and supervise the daily operations of the System in the Territory. To this end, MI shall provide (i) administrative, customer service, accounting, insurance, purchasing, clerical and such other general services as may be necessary to the administration of the System in the Territory; and (ii) marketing, sales, advertising and such other promotional services as may be necessary in the marketing of the System in the Territory; (iii) the development and implementation of mechanisms for collecting the amounts billed by the System in the Territory which are not properly paid; (iv) the process of verifying potential customer credit and defining deposit amounts when required;
(v) the establishment of bank accounts as may be necessary to the operation of the System in the Territory; and (vi) technical operations, engineering, and maintenance of the System in the Territory. MI shall devote its best efforts to operate and manage the System in the Territory properly and efficiently. MI, subject to MC's supervision,





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shall be responsible for such additional activities integral to the operation of the System in the Territory as follows:

         (i) the hiring of personnel to manage and operate the System and to market the services of the System in the Territory;

         (ii) the entering into, as agent for MC of such agreements as may be necessary for the provision of services, supplies, office or other types of space, utilities, insurance, and the like in the Territory;

         (iii) the development and implementation of promotional programs in the Territory, including but not limited to the negotiation, as agent for MC of resale arrangements;

         (iv) the preparation of proposals for expansion of the System in the Territory or for such other capital improvements as may be necessary to comply with FCC rules or to meet market demand;

         (v) the entering into of such agreement with other PCS system operators, including but not limited to roaming and shared facilities agreements, as may be appropriate or advisable to the operation of the System in the Territory,

         2.2     INSURANCE.       If requested by MC during the term of this
Agreement, MI shall procure and maintain, at MC's expense, property damage and liability insurance on the System with such coverage as are necessary to protect the System in the Territory, workmen's compensation insurance and fidelity bond coverage. Insurance will afford protection in an amount set forth by MC.


                                  ARTICLE III

                            BUDGETS AND EXPENDITURES

         3.1 GENERAL. In developing budgets, MI and MC shall endeavor to assure that the System in the Territory shall be of sufficient size and provide a service of sufficient quality to meet the demands of the Territory and to provide a viable competitive services to serve the Territory. However, the System in the Territory shall be constructed and operated as cost-effectively as possible.

         3.2 CONSTRUCTION BUDGET. A budget for the construction of the System (the "Construction Budget") shall be prepared by MI and submitted to MC for approval within thirty (30) days from the date when MC selects an equipment vendor. Thereafter, an annual Construction Budget shall be submitted to MC for approval by December 1 of each year for the immediate succeeding calendar year. MI shall provide MC with weekly reports on the status of





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construction and a comparison of actual expenditures versus amounts budgeted for the categories set out in the Construction Budget.

         3.3 OPERATIONS BUDGET. MI shall submit to MC an annual operations budget ("Operations Budget") by December 1 of each year for the immediately succeeding calendar year which shall itemize the projected expenditures and the anticipated net profit or loss (as determined in accordance with generally accepted accounting principles) of the System in the Territory. Such Operations Budget shall form the basis on which expenditures for the System in the Territory shall be made.

                                  ARTICLE IV.

                                   AUTHORITY

         4.1 LIMITATIONS. In addition to those matters elsewhere listed in this Agreement for which MC's written prior approval is required, MI shall not have authority, without prior written approval by MC, to undertake any of the following actions in the name of or on behalf of MC:

         (i) sell, wade or surrender the Operating License or attempt to modify the Operating License;

         (ii)    modify the Construction Budget or Operations Budget;

         (iii) enter into any joint venture, partnership or other agreement dealing with the System;

         (iv) grant a security interest in or hypothecate any of the assets of the System;

         (v)     incur any debts not in the ordinary course of business;

         (vi) settle any legal action or litigation in the name of MC or the System or brought by or against MC or the System.

         Except as otherwise expressly provided for in this Agreement, MI shall have authority without prior approval of MC to undertake, and may undertake, any and all other actions necessary or advisable to construct, manage and operate the System in the Territory which are not prohibited by law or regulation, including the authority to act as agent for and on behalf of MC in entering into contractual arrangements and before federal, state and local governmental authorities.





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                                   ARTICLE V.

                                   PERSONNEL

         5.1 EMPLOYEES. Subject to MC's supervision, MI may employ and shall be responsible for recruiting, hiring, training, promotion and terminating any employees it deems necessary and appropriate to the construction, management and operation of the System, but shall be subject to the Construction Budget and Operations Budget.

         5.2 MI AND MC EMPLOYEES. MI may elect to rely upon its own employees, and upon its subsidiaries and affiliates and their employees for the performance of services in constructing, managing, and operating the system to the extent, in its discretion, it deems necessary or advisable. Should MI use its own personnel or its subsidiaries' or affiliates' employees to perform services for the System, such services shall not be charged to MC separately and apart from the Management Fees provided for in Section 6.2 of this Agreement.

         5.3 INDEPENDENT CONTRACTORS. MI may, in its discretion, engage independent contractors to perform any service to be provided by MI hereunder under its Management Fee in its construction, management and operation of the System in the Territory. MI shall be responsible for selecting and contracting on behalf of MC or the System with any such Independent Contractors, but such expense shall be subject to the Construction Budget, Operations Budget, and Management Fee.

                                 ARTICLE VI.

                         REIMBURSEMENT AND COMPENSATION

         6.1 REIMBURSEMENT. MC shall reimburse MI for all expenses reasonably incurred in the performance of its responsibilities under this Agreement ("Reimbursable Expenses"), including but not limited to, capital costs expended to comply with the Construction Budget and the costs and expenditures of any independent contractors engaged by MI on MC's behalf in fulfilling its construction, operating, or other responsibilities hereunder. However, before any independent contractor is engaged by MI on behalf of MC which expense will not be covered by the Management Fee, such engagement of the independent contractor shall first have to be approved by MC.

         6.2 MANAGEMENT FEE. MC shall pay MI a management fee ("Management Fee") for the performance of its responsibilities under this Agreement. The Management Fee shall be payable in advance at the beginning of each month and shall equal $90,000. This fee is subject to change annually by MC based on operational analysis. All cost of services of MI in providing management, supervisory and operational functions, with the exception of travel, lodging, long distance, postage and shipping expenses related to MC, shall be included in the Management Fee and shall not be separately charged to MC. Salaries of employees of MI located in the MC market and working full-time for MC will not be included in the Management Fee.





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         6.3     STATEMENTS. MI shall each provide MC, within fifteen (15) days after the close of each month during the term of this Agreement, a monthly invoice, supported by documentation satisfactory to MC, setting forth in reasonable detail all expenses incurred by MI under this Agreement during that month, including all of MI's Reimbursable Expenses (the "Monthly Invoice"). MC shall remit payment of each Monthly Invoice within ten (10) days of the date it receives such statement.

         6.4 REASONABLENESS. All Reimbursable Expenses and Management Fees charged under this Agreement shall be no less favorable than those that MC could obtain from unrelated third parties.

                                  ARTICLE VII.

                             ACCOUNTING AND REPORTS

         7.1 BOOKS AND RECORDS. MI shall keep or cause to be kept accounts and complete books and records with respect to the aspects of the construction, management and operation of the System in the Territory for which it is responsible, in accordance with generally accepted accounting principles consistently applied, showing all costs, expenditures, assets, and liabilities, and all other records necessary or convenient for recording the financial aspects of the construction, management and operation of the System in the Territory pursuant to this Agreement.

         7.2 MONTHLY FINANCIAL STATEMENT. Within twenty (20) days after the end of each month and within thirty (30) days after the end of each fiscal year, MI shall prepare or cause to be prepared and transmit to MC unaudited financial statements for the just ended month or year, which shall include a balance sheet, an income statement and such other information as MC reasonably requires (the "Monthly and Annual Statements", respectively). The Monthly Statements must be received in the MC office no later than 30 days after the end of each month. The Monthly and Annual Financial Statements shall further provide reconciliations between the Construction Budget or Operations Budget, as applicable, and actual costs and revenues for the period covered by the statements and, in the case of the Monthly Statements, for the Year to date. MI shall also provide at MC's request any and all such additional statements or reports as may be necessary for MC's oversight and control of the construction and operation in the Territory.

         7.3 ACCESS TO BOOKS AND RECORDS. MC shall have at all reasonable times during normal business hours access to and the right to photocopy the books and records maintained by MI pursuant to Section 7.1 of this Agreement, which books, records and information shall be kept at the principal offices of MI, as applicable.





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                                 ARTICLE VIII.

                                      TERM

         8.1 TERMINATION. This Agreement shall continue for one year from the date hereof unless terminated as follows:

                 (a) If MI does not meet the Construction Budget or Operating Budget for 90 consecutive days, then MI is automatically placed on probation. If MI does not meet the Construction Budget or Operating Budget for another 90 consecutive days, MC, at its discretion, may terminate this Agreement.

         8.2 TERMINATION DUTIES. After receipt of written notice of termination, but prior to the effective date of such termination, MI shall continue to perform under this Agreement unless specifically instructed to discontinue such performance. In any event, even if so instructed, MI will nonetheless be entitled to reimbursement of Reimbursable Expenses and payment of Management Fees, if payable pursuant to Section 6.2 hereof, for the period ending on the effective date of termination. Fifteen (15) days prior to the effective date of expiration or termination of this Agreement, MI shall relinquish to MC or its designees possession and control of all property of the System, including but not limited to, all documents, data and records pertaining to the System. MI and MC shall commit to use their best efforts to assure a smooth transition in the event of termination.

                                  ARTICLE IX.

                                MISCELLANEOUS

         9.1 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

         9.2 OWNERSHIP OF SYSTEM. Despite the fact that MI may make a payment on any capital equipment or advance a payment for any capital equipment on behalf of MC, MI hereby acknowledges that all capital equipment purchased on behalf of and in furtherance of the System is the property of MC.

         9.3 NOTICES. All notices and other communications relating to this Agreement shall be in writing and delivered by hand, by certified mail, postage paid, return receipt requested, by confirmed facsimile transmission or by overnight delivery service as follows:

         Mercury, Inc.                      One Lakeshore Drive, Suite 1495
                                            Lake Charles, LA 70629

         Meretel Communications, L.P.       913 South Burnside Avenue
                                            Gonzales, LA 70737





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         9.4     SEVERABILITY. Should any provision of this Agreement be
illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, the remainder of this Agreement shall not be affected thereby; and in lieu of each provision there shall be substituted a clause as similar in terms to such invalid provision as may be possible and be legal, valid and enforceable. However, should any law, governmental regulation, or judicial interpretation thereof, come into force, which shall prevent the exercise of any substantial right hereunder, the party whose right is so affected may terminate this Lease 90 days after written notice of termination to the other party.

         9.3 ASSIGNMENT. MI or MC shall not assign or transfer this Agreement in whole or in part, without the prior written consent of MI or MC which shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers to be effective as of July 1, 1996.


                                        MERCURY, INC.

                                        By:
                                            ------------------------------------
                                            THOMAS G. HENNING, SECRETARY



                                        MERETEL COMMUNICATIONS,
                                        LIMITED PARTNERSHIP

                                        BY WIRELESS MANAGEMENT CORPORATION,
                                        ITS GENERAL PARTNER

                                        By:
                                            ------------------------------------
                                            ARTHUR C. SCANLAN, CHAIRMAN





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